UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2007

Venture Financial Group, Inc. (Exact Name of Registrant as specified in its charter)

Washington	0-24024	91 - 1277503
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

721 College Street SE PO Box 3800 Lacey, Washington 98503 Address of Principal Executive Office and Zip Code

Registrant's telephone number including area code 360-459-1100

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 31, 2006, the Company entered into an amended and restated Venture Financial Group, Inc. Employee Stock Ownership Plan with 401(k) Provisions, also known as the Venture Financial Group, Inc. KSOP (the “KSOP”), and the Venture Financial Group, Inc. Employee Stock Ownership Plan (the “ESOP”). The amendments to the KSOP and adoption of the ESOP were approved by the Company’s Board of Directors on December 15, 2006, with an effective date of January 1, 2006. Prior to the amendments to the KSOP, the KSOP included employee stock ownership plan provisions. With the adoption of the ESOP, employer funded discretionary and matching contributions invested in Company common stock were spun-off and transferred from the KSOP to the ESOP and the ESOP now functions as a stand-alone employee stock ownership plan.

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

(a)

The Company sent a notice to participants in the 401(k) plan informing them that the plan would be changing its administrator. The notice stated that while this conversion is being made, participants in the plan would not be able to change investment options for new contributions, transfer existing funds among investment options, direct or diversify their investments, or obtain a loan or a distribution from the Plan starting on December 28, 2006 and ending on January 21, 2007 (the “Blackout Period”).

On January 4, 2007, the Company sent a blackout trading restriction notice (the “BTR Notice”), informing its executive officers and directors of the Blackout Period. Because the restrictions during the Blackout Period include restrictions on investment changes involving the Company’s common stock held in the plan, the BTR Notice reiterates that the affected officers and directors are prohibited during the Blackout Period from purchasing and selling shares of the Company’s common stock acquired in connection with their employment as an executive officer or service as a director. No directors or executive officers have purchased or sold shares of Company common stock during the Blackout Period.

A copy of the BTR Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

A participant in the plan, a security holder or other interested person may obtain, without charge, information regarding the Blackout Period, including the actual ending date of the Blackout Period, by contacting Sandra Sager, Chief Financial Officer, Venture Financial Group, Inc., 721 College Street, PO Box 3800, Lacey, WA 98509, at (800) 301-7087, extension 1140, before and during the Blackout Period and for a period of two years thereafter.

The Company received the notice of the blackout period required by Section 101(i)(2)(e) of the Employee Retirement Income Security Act of 1974 (29 U.S.C. 1021(i)(2)(e)) on November 27, 2006.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits
99.1 Regulation BTR Notice

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTURE FINANCIAL GROUP, INC. (Registrant)

Date:	January 4, 2007	By:	/s/ Ken F. Parsons, Sr.
Ken F. Parsons, Sr.
Chief Executive Officer and Chairman of the Board